EXHIBIT K.19
Execution Copy

Tortoise Energy Infrastructure Corporation

First Supplement to Master Note Purchase Agreement

Dated as of December 17, 2009

Re:   $29,975,000 4.5%, Series F, Senior Notes, due December 21, 2012
          $30,000,000 5.85%, Series G, Senior Notes, due December 21, 2016

Tortoise Energy Infrastructure Corporation
11550 Ash Street, Suite 300
Leawood, Kansas  66211

Dated as of
December 17, 2009

To the Purchaser named in
Schedule A hereto

Ladies and Gentlemen:

This First Supplement to Master Note Purchase Agreement (the “Supplement”) is between Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Company”), and the institutional investor named on Schedule A attached hereto (the “Purchaser”).

Recitals

A.The Company has entered into the Master Note Purchase Agreement dated as of April 10, 2008 with the purchasers listed in Schedule A thereto (the Master Note Purchase Agreement as amended and supplemented from time to time including this Supplement, the “Note Purchase Agreement”); and

B.The Company desires to issue and sell, and the Purchaser desires to purchase, additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

Now, Therefore, the Company and the Purchaser agree as follows:

1.Authorization of the New Series of Notes.  The Company has authorized the issue and sale of (i) $29,975,000 aggregate principal amount of its 4.5%, Series F, Senior Notes, due December 21, 2012 (the “Series F Notes”) and (ii) $30,000,000 aggregate principal amount of its 5.85%, Series G, Senior Notes, due December 21, 2016 (the “Series G Notes” and together with the Series F Notes, the “December 2009 Notes”).  The December 2009 Notes, together with the Series E Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes (as defined in the Note Purchase Agreement) which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).  The Series F Notes and the Series G Notes shall be substantially in the forms set out in

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

Exhibits 1-A and 1-B hereto, respectively, with such changes therefrom, if any, as may be approved by the Purchaser and the Company.

2.Sale and Purchase of December 2009 Notes.  Subject to the terms and conditions of this Supplement and the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing provided for in Section 3, December 2009 Notes in the principal amount and of the Series specified opposite its name in the attached Schedule A hereto at the purchase price of 100% of the principal amount thereof.  The obligations of the Purchaser hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.Closing.  The sale and purchase of the December 2009 Notes to be purchased by the Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603-4080, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on December 21, 2009 or on such other Business Day thereafter on or prior to December 22, 2009 as may be agreed upon by the Company and the Purchaser.  At the Closing, the Company will deliver to the Purchaser the December 2009 Notes to be purchased by such Purchaser in the form of a single Series F Note and a single Series G Note (or such greater number of December 2009 Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to The Bank of New York Mellon (New York, NY); ABA: 021000018; Account #: 257522; Account name: Corporate Trust Agency/ GLA#111-565; Reference: Tortoise Energy Infrastructure Corp Auction Rate Senior Series A; (Account instructions can be verified with Linda Garcia at (312) 827-8548)).  If, at the Closing, the Company shall fail to tender such December 2009 Notes to the Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the Purchaser’s satisfaction, the Purchaser shall, at the Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

4.Conditions to Closing.  The obligation of the Purchaser to purchase and pay for the December 2009 Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement except that all references to “Purchaser” therein shall be deemed to refer to the Purchaser hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series E Notes”

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

therein shall be deemed to refer to the December 2009 Notes, and as hereafter modified, and to the following additional conditions:

(a)Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company (which shall be adjusted to include any Subsidiaries then existing) set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Company shall have delivered to the Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)Contemporaneously with the Closing, the Company shall sell to the Purchaser, and the Purchaser shall purchase, the December 2009 Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

(c)The Company shall have completed Form FR G-3 for the Purchaser and shall have otherwise cooperated with the Purchaser in providing any additional information in order for the Purchaser to make filings under Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

(d)The Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing from Venable LLP, special Maryland counsel for the Company, covering the matters set forth in Exhibit 4.4(d) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

(e)The Purchaser shall have executed and delivered the Consent to Supplemental Indenture of Trust and the Company and the Trustee shall have executed and delivered the Supplemental Indenture of Trust in the respective forms set forth as Exhibit 4.4(e).

(f)The Company shall have (1) delivered (and The Bank of New York shall have confirmed receipt of) a Notice of Redemption to The Bank of New York under the Indenture of Trust dated as of July 31, 2004 (as supplemented and amended from time to time, the “Indenture”), in form and substance satisfactory to the Purchaser and (2) wired $250,000 if the Closing is on December 21, 2009 (and an additional per diem amount of $11,250 shall be added for each day thereafter if the Closing is after December 21, 2009) (and The Bank of New York shall have confirmed receipt) (which amount includes the aggregate of $25,000 and all accrued and unpaid interest related to the $60,000,000 aggregate principal amount of the auction rate series notes, Series A, outstanding under the Indenture

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

(the “Indenture Notes”)) to The Bank of New York related to the redemption of the Indenture Notes and shall have otherwise complied with any conditions under the Indenture related to the redemption of all outstanding Indenture Notes  (including the delivery of officer’s certificates and legal opinions).

(g)The Company shall have received a current rating by Fitch of “AAA” with respect to the December 2009 Notes.

5.Representations and Warranties of the Company.  With respect to each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, the Company represents and warrants to the Purchaser that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchaser hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series E Notes” therein shall be deemed to refer to the December 2009 Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit A (and shall include an updated form of Section 5.3).

6.Representations of the Purchaser.  The Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the December 2009 Notes by such Purchaser.

7.Prepayments of the December 2009 Notes.

Section 7.1. Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series F Notes or Series G Notes, in an amount not less than 10% of the aggregate principal amount of the Series F Notes or Series G Notes (as the case may be) then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Series F Notes or Series G Notes written notice of each optional prepayment under this Section 7.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series F Notes or Series G Notes to be prepaid on such date, the principal amount of each Series F Notes or Series G Notes held by such holder to be prepaid (determined in accordance with Section 7.2 of this Supplement), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series F Notes or Series G Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 7.2. Allocation of Partial Prepayments.  In the case of each partial prepayment of the Series F Notes or Series G Notes pursuant to Section 7.1 of this Supplement, the principal amount of such Series F Notes or Series G Notes (as the case may be) to be prepaid shall be allocated among all of such Series F Notes or Series G Notes (as the case may be) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 7.3. Maturity; Surrender, Etc.  In the case of each prepayment of December 2009 Notes pursuant to this Section 7, the principal amount of each December 2009 Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any December 2009 Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no December 2009 Note shall be issued in lieu of any prepaid principal amount of any December 2009 Note.

Section 7.4. Make-Whole Amount for the December 2009 Notes.  “Make-Whole Amount” means, with respect to any December 2009 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such December 2009 Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any December 2009 Note, the principal of such December 2009 Note that is to be prepaid pursuant to Section 7.1 of this Supplement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires

“Discounted Value” means, with respect to the Called Principal of any December 2009 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such December 2009 Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any December 2009 Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable December 2009 Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any December 2009 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such December 2009 Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.1 of this Supplement or Section 12.1 of the Note Purchase Agreement.

“Settlement Date” means, with respect to the Called Principal of any December 2009 Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.1 of this Supplement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

Section 7.5. The following terms relate to the December 2009 Notes,

“Default Rate” means with respect to each December 2009 Note that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such December 2009 Note and (ii) 2.00% over the rate of interest publicly announced by Bank of New York in New York, New York as its “base” or “prime” rate.

Section 7.6. The following “Event of Default” shall be added to the end of Section 11 of the Note Purchase Agreement:

“The Company fails to redeem all of the Indenture Notes within 3 Business Days of the day of Closing (as defined in the First Supplement to Master Note Purchase Agreement dated as of December 17, 2009).”

8.Maturity.  As provided in Exhibits 1-A and 1-B, the entire unpaid principal balance of the applicable December 2009 Notes shall be due and payable on the stated maturity date thereof.

9.Applicability of Note Purchase Agreement.  Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein, shall apply to the December 2009 Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the December 2009 Notes.  Without limiting the foregoing, the Company agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO (as defined in the Note Purchase Agreement) provided that such costs and expenses with respect to the December 2009 Notes shall not exceed $3,000 for each series of Notes.

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

10.Governing Law.  This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, New York law.

11.The Company and the Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

The execution hereof shall constitute a contract between the Company and the Purchaser for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Tortoise Energy Infrastructure Corporation

By:
Name:
Title:

First Supplement to
Tortoise Energy Infrastructure Corporation	Master Note Purchase Agreement

Accepted as of December 17, 2009.

USAA Life Insurance Company

By:
Name:
Title:

Supplemental Representations

The Company represents and warrants to the Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the December 2009 Notes with the same force and effect as if each reference to “Series E Notes” set forth therein was modified to refer to the “December 2009 Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement.  The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure.  The Company, has delivered various disclosure materials, relating to the transactions contemplated by this Supplement.  The Note Purchase Agreement, and the certificates delivered to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 to this Supplement, and the financial statements listed in Schedule 5.5 to this Supplement (the Note Purchase Agreement, and such certificates and financial statements listed in Schedule 5.5 to this Supplement delivered to the Purchaser prior to November 2, 2009 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since August 31, 2009, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.5. Financial Statements; Material Liabilities.  The Company has delivered to the Purchaser copies of the financial statements of the Company listed on Schedule 5.5 to this Supplement.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.13.  Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the December 2009 Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser, which has been offered the December 2009 Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the December 2009 Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Exhibit A
(to Supplement)

Section 5.14. Use of Proceeds; Margin Regulations.  The Company will apply all of the proceeds of the sale of the December 2009 Notes to the redemption of all of the Indenture Notes.  No part of the proceeds from the sale of the December 2009 Notes pursuant to this Supplement will be used, directly or indirectly, for the purpose of buying or carrying or trading in any securities or margin stock under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220) or to involve any lender in violation of Regulation U of said Board (12 CFR 221).  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness.  (a) Except as described therein, Schedule 5.15 to this Supplement sets forth a complete and correct list of all outstanding indebtedness of the Company as of December 15, 2009 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the indebtedness of the Company.  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Company, and no event or condition exists with respect to any indebtedness of the Company the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)The Company is a not party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company, except the Master Note Purchase Agreement and as specifically indicated in Schedule 5.15 to this Supplement.

[Form of Series F Note]

Tortoise Energy Infrastructure Corporation

4.5% Senior Note, Series F, due December 21, 2012

No. RF- [_____]                                                                                                                                  [Date]
$[_______]                                                                                                                             PN 89147L B*0

For Value Received, the undersigned, Tortoise Energy Infrastructure Corporation (herein called the “Company”), a corporation organized and existing under the laws of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 21, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.5% per annum from the date hereof, payable quarterly, on the 21st day of March, June, September and December in each year, commencing with the March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 6.50% or (ii) 2% over the rate of interest publicly announced by Bank of New York from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York  in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the First Supplement dated December 17, 2009 to the Master Note Purchase Agreement, dated as of April 10, 2008 (the Master Note Purchase Agreement as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

Exhibit 1-A
(to Supplement)

the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Energy Infrastructure Corporation

By:
Name:
Its:

1-A-2

[Form of Series G Note]

Tortoise Energy Infrastructure Corporation

5.85% Senior Note, Series G, due December 21, 2016

No. RG- [_____]                                                                                                                             Date]
$[_______]                                                                                                                            PN 89147L B@8

For Value Received, the undersigned, Tortoise Energy Infrastructure Corporation (herein called the “Company”), a corporation organized and existing under the laws of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 21, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.85% per annum from the date hereof, payable quarterly, on the 21st day of March, June, September and December in each year, commencing with the March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 7.85% or (ii) 2% over the rate of interest publicly announced by Bank of New York from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the First Supplement dated December 17, 2009 to the Master Note Purchase Agreement, dated as of April 10, 2008 (the Master Note Purchase Agreement as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

Exhibit 1-B
(to Supplement)

the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Energy Infrastructure Corporation

By:
Name:
Its:

  1-B-2

Disclosure Materials

None.

Schedules 5.3
(to Supplement)

Financial Statements

Annual Report for the Fiscal Year ended November 30, 2008 which includes but is not limited to Summary Financial Information, Key Financial Data, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Statement of Cash Flows, Financial Highlights and Notes to Financial Statements.

2009 Third Quarterly Report for the 3 months ended August 31, 2009 which includes but is not limited to Summary Financial Information, Key Financial Data, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Statement of Cash Flows, Financial Highlights and Notes to Financial Statements.

Schedule 5.5
(to Supplement)

Schedule 5.15(a)

Indebtedness as of December 15, 2009

Series	Maturity Date	Notional/Carrying Amount
Series A	July 15, 2044	$60,000,000
Series E	April 10, 2015	$110,000,000
Bank line of credit	June 20, 2010	$17,000,000
Total		$187,000,000

Schedule 5.15(b)

Indenture dated as of July 13, 2004 between the Company and BNY Midwest Trust Company, as trustee (the “Trustee”)

Supplemental Indenture of Trust dated as of July 13, 2004 between the Company and the Trustee Supplemental Indenture of Trust dated as of March 23, 2007 between the Company and the Trustee

Credit Agreement dated as of March 22, 2007 among the Company, certain lenders, and U.S. Bank National Association, as Agent for such lenders

First Amendment to Credit Agreement dated as of May 29, 2007 by and among the Company, certain lenders, and U.S. Bank National Association

Second Amendment to Credit Agreement dated as of October 31, 2007 by and among the Company, certain lenders, and U.S. Bank National Association

Third Amendment to Credit Agreement dated as of March 21, 2008, by and among the Company, certain lenders, and U.S. Bank National Association

Fourth Amendment to Credit Agreement dated as of March 20, 2009, by and among the Company, U.S. Bank National Association and Comerica Bank

Fifth Amendment to Credit Agreement dated as of March 19, 2009, by and among the Company, U.S. Bank National Association and Comerica Bank

Schedule 5.15
(to Supplement)

Opinion of Special Maryland Counsel

for the Company

1.The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.The Company has the corporate power to issue and sell the Notes and to execute and deliver the Purchase Agreement.

3.The execution and delivery of the Purchase Agreement and the Note have been duly authorized by all necessary corporate action of the Company.  Each of the Purchase Agreement and the Note has been duly executed and, so far as is known to us, delivered by the Company.

4.The execution and delivery of the Purchase Agreement will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to us, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

5.No consent of any Maryland governmental authority is required to be made or obtained by the Company in connection with the sale and issuance of the Notes or the execution and delivery by the Company of the Purchase Agreement and the Note, except such consents as may have been waived or obtained, if any (except that no opinion is expressed herein with respect to the applicability or effect of the securities laws of the State of Maryland).

Exhibit 4.4(d)
(to Supplement)

Consent to Supplemental Indenture of Trust

and

 Supplemental Indenture of Trust

[See Attached]

Exhbiit 4.4(e)
(to Supplement)